Exhibit 10.22

EXECUTION VERSION

WAIVER AND LOCKUP AGREEMENT

This Waiver and Lockup Agreement (this “Agreement”) is entered into as of December 23, 2020, by and between InterPrivate Acquisition Corp, a Delaware corporation (the “IPV”), and [         ] (“Sylebra”).

Recitals

WHEREAS, IPV has entered into a Business Combination Agreement, dated as of November 2, 2020 (as amended, restated, or otherwise modified from time to time, the “BCA”) for a business combination (the “Business Combination”) with Aeva, Inc., a Delaware corporation (the “Target”), and IPV has filed a preliminary proxy statement with the Securities and Exchange Commission pursuant to which IPV will solicit, among other things, stockholder approval of the Business Combination (the “Stockholder Vote”);

WHEREAS, on November 2, 2020, in connection with the business combination contemplated by the BCA, IPV entered into subscription agreements with institutional accredited investors for the sale of an aggregate of 12,000,000 shares of common stock of IPV in a private placement at a price of $10.00 per share for aggregate gross proceeds of $120,000,000, contingent on the consummation of the Business Combination (the “Private Placement”);

WHEREAS, IPV is conducting an additional private placement to enable Sylebra an opportunity to invest in IPV (the “Additional Private Placement”);

WHEREAS, Sylebra has executed a subscription agreement to purchase [          ] shares of IPV common stock (the “Additional Private Placement Shares”) for an aggregate purchase price of $[          ] in the Additional Private Placement;

WHEREAS, in connection with the Stockholder Vote, public holders of IPV common stock may convert their shares into cash equal to their pro rata share of the aggregate amount on deposit in IPV’s trust account, after deduction for certain amounts, including taxes, as provided in IPV’s certificate of incorporation, as amended, and Sylebra desires to waive any such rights to convert any shares of IPV common stock that it or its affiliates may now own or acquire prior to the Stockholder Vote (if any, the “Public Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Vote of Public Shares. Sylebra agrees to vote, and shall cause its affiliates to vote, all Public Shares held of record or beneficially by Sylebra or its affiliates on the record date to be set for the Stockholder Vote in favor of all the proposals upon which the stockholders of IPV are entitled to vote in connection with the Stockholder Vote.

2. Non-Conversion of Public Shares. Sylebra shall not, and shall cause its affiliates to not, submit any Public Shares for conversion in connection with the Stockholder Vote.

3. Lock-Up Agreement. Sylebra agrees to hold, and to not offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge (including entering into any transactions involving any derivative securities of IPV and including any Short Sales involving any of IPV’s securities) any of the Additional Private Placement Shares until the one year anniversary following the consummation of the BCA (the “Lock-Up Period”). For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. During the Lock-Up Period, Sylebra agrees to the imposition of a restrictive legend on each certificate or book-entry position representing the Additional Private Placement Shares (in addition to the restrictive legend on the Additional Private Placement Shares specified in the subscription agreement for such shares), as follows:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE ISSUER HEREOF AND THE HOLDER HEREOF, DATED DECEMBER 23, 2020, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.

Notwithstanding the foregoing, Sylebra may transfer or dispose of its shares following the closing of the Business Combination: (a) as a bona fide gift or gifts, including to charitable organizations, (b) as a distribution to limited partners, members or shareholders of Sylebra, (c) to its affiliated investment fund or other affiliated entity controlled or managed by Sylebra or its affiliates, (d) to a nominee or custodian of a person to whom a disposition or transfer would be permissible under subclauses (a) through (c) above, (e) pursuant to an order or decree of a governmental entity, (f) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, Sylebra’s shares shall remain subject to the provisions of this section, (g) to IPV (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares granted by IPV, where any shares received by the undersigned upon any such exercise will be subject to the terms of this section, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares, on a “cashless” or “net exercise” basis, where any shares received by Sylebra upon any such exercise will be subject to the terms of this Section, or (h) with the prior written consent of the Company; provided that:

(1) in the case of each transfer or distribution pursuant to subclauses (a) through (d) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this section; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of each transfer or distribution pursuant to subclauses (a) through (d) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period (x) Sylebra shall provide IPV prior written notice informing them of such report or filing and (y) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(3) for purposes of subclause (x) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or group of affiliated persons (other than an underwriter pursuant to an offering), of IPV’s voting securities if, after such transfer or acquisition, such person or group of affiliated persons would beneficially own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

4. Representations and Warranties of Sylebra. Sylebra represents and warrants to IPV, as of the date hereof:

a. Organization and Power. Sylebra is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b. Authorization. Sylebra has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Sylebra will constitute the valid and legally binding obligation of Sylebra enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c. Compliance with Other Instruments. The execution, delivery and performance by Sylebra of this Agreement and the consummation by Sylebra of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of any statute, rule or regulation of any jurisdiction applicable to Sylebra, in each case (other than clause (i)), which would have a material adverse effect on Sylebra or its ability to satisfy its obligations under this Agreement.

d. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement and in any certificate or agreement delivered pursuant hereto (including, without limitation, a subscription agreement for the purchase of the Additional Private Placement Shares), neither Sylebra nor any person acting on behalf of Sylebra nor any of Sylebra’s affiliates (the “Sylebra Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Sylebra, and the Sylebra Parties disclaim any such representation or warranty.

5. Representations and Warranties of IPV. IPV represents and warrants to Sylebra as follows:

a. Organization and Corporate Power. IPV is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

b. Authorization. All corporate action required to be taken by IPV’s Board of Directors in order to authorize IPV to enter into this Agreement has been taken. All action on the part of the directors and officers of IPV necessary for the execution and delivery of this Agreement and the performance of all obligations of IPV under this Agreement to be performed hereunder, has been taken or will be taken prior to the consummation of the Private Placement. This Agreement, when executed and delivered by the parties hereto, shall constitute the valid and legally binding obligation of IPV, enforceable against IPV in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the certificate of incorporation, bylaws or other governing documents of IPV, (ii) of any instrument, judgment, order, writ or decree to which IPV is a party or by which it is bound, (iii) under any note, indenture or mortgage to which IPV is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which IPV is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to IPV, in each case (other than clause (i)) which would have a material adverse effect on IPV or its ability to consummate the transactions contemplated by this Agreement.

d. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement and in any certificate or agreement delivered pursuant hereto (including, without limitation, a subscription agreement for the purchase of the Additional Private Placement Shares), none of (i) IPV, (ii) any person on behalf of IPV, nor (iii) any of IPV’s affiliates (clauses (i) through (iii), collectively, the “IPV Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to IPV, or the Business Combination, and the IPV Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Sylebra in this Agreement and in any certificate or agreement delivered pursuant hereto (including, without limitation, a subscription agreement for the purchase of the Additional Private Placement Shares), the IPV Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Sylebra Parties.

6. Termination. This Agreement may be terminated as follows:

a. at any time by mutual written consent of IPV and Sylebra; and

b. automatically if the BCA is terminated in accordance with its terms.

In the event of termination in accordance with Section 6.a. or Section 6.b., this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Sylebra or IPV or their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7. General Provisions.

a. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to IPV shall be sent to: c/o InterPrivate LLC, 1350 Avenue of the Americas, New York, New York 10019 or by email to bbentley@interprivate.com, Attention: General Counsel. All communications to Sylebra shall be sent to the address as set forth on the signature page hereof. Any party may modify its e-mail address, facsimile number (if any) or address by written notice given to the other parties in accordance with this Section 7.a.

b. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the closing of the purchase of the Additional Private Placement Shares.

c. Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein (including the subscription agreement for the purchase of the Additional Private Placement Shares), constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

d. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

e. Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

f. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

g. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

h. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

i. Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York County and to the jurisdiction of the United States District Court for the Southern District of New York located in New York County for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in New York County or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

j. Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

k. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of IPV and Sylebra.

l. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

m. Expenses. Each of IPV and Sylebra will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

n. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. Any share amounts and prices shall be adjusted appropriately and in good faith by the parties to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into IPV common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to IPV common stock at any time prior to a determination pursuant to this Agreement, so as to provide the parties with the same economic effect as contemplated by this Agreement prior to such event.

o. Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

p. Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the other party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

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By:
Name:
Title:

Address for Notices:
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INTERPRIVATE ACQUISITION CORP.

By:
Name:
Title: